                                                                   EXHIBIT 10.27

                           LOAN AND OPTION AGREEMENT
                           -------------------------

          LOAN and OPTION AGREEMENT, dated as of August ______, 1996, by and between N.R.G. Company, L.L.C., a Delaware limited liability company ("NRG" or "Lender") and Reno Energy, LLC a Nevada limited liability company ("Borrower" or the "Company"), and ART, LLC, a Utah limited liability company ("ART") and FWC Energy, LLC, a Utah limited liability company ("FWCE").

RECITALS

          NRG wishes to make and the Borrower wishes to receive a $300,000.00 loan (the "Loan") memorialized by a note from Borrower to NRG of even date (the "Note"). As an inducement to and in consideration of the consummation of the Loan, the Company, ART and FWCE hereby agree with and warrant and represent to NRG as follows:

     1.  DEFINED TERMS.
         -------------

          (a) The "LETTER OF INTENT" shall mean the letter agreement between Borrower and the Company, as of July 15, 1996 attached hereto as Exhibit "A" and made a part hereof.

          (b) The "NOTE" shall mean the $300,000.00 Note from the Company to NRG of even date herewith, attached hereto as Exhibit "B" and made a part hereof.

          (c) The "PROJECT" shall mean the development of a geothermal heating district servicing the area in and around Reno, Nevada including all construction and permitting associated therewith. The Project specifically excludes any transactions resulting from electrical generation.

     2.  REPRESENTATIONS AND WARRANTIES.  The Company, ART and FWCE jointly and
         ------------------------------
severally represent and warrant to NRG that:

          (a)  ORGANIZATION.    The Company is a limited liability company duly
               ------------
organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require qualification. Attached hereto as Exhibits C, D, and E and made a part hereof are respectively, a Certificate of Existence with status of good standing, a correct and complete copy of its Articles of Organization and a UCC Form UCC 3 which have not been amended.
          (b) OWNERSHIP.  ART and FWCE each own 50% of the outstanding
              ---------
membership interests in the Company and no other party holds options or rights respecting membership interests in the Company or any rights to distributions of any kind from the Company or any rights respecting the Project.

          (c) SUBSIDIARIES.  The Company does not presently own or control,
              ------------
directly or indirectly, any interest in any other corporation, company, association or other business entity.

          (d) AUTHORIZATION.  The Company, ART and FWCE have the power to enter
              -------------
into this Loan and Option Agreement and the Note and to carry out their respective obligations thereunder. All action on the part of the Company and ART and FWCE necessary for the authorization, execution, delivery and performance of the Loan and Option Agreement and the Note and the transactions contemplated thereby has been taken. The Loan Agreement and Option Agreement and the Note constitute the valid and legally binding obligations of the Company, ART and FWCE and are enforceable in accordance with their respective terms.

          (e) GOVERNMENTAL CONSENTS.  No consent, approval, order or
              ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or ART or FWCE is required in connection with the execution, delivery or performance of this Loan and Option Agreement or the Note or the Letter of Intent and the transactions contemplated thereby which has not been obtained, granted or filed. It is understood that the project must file for and obtain necessary permits and consents.

          (f) NO BREACH; CONSENTS.  The execution, delivery and performance of
              -------------------
this Loan and Option Agreement, the Note, and the Letter of Intent and the consummation of the transactions contemplated thereby do not and will not (with or without the passage of time or the giving of notice or both) constitute a breach or violation of or a default under (i) the Articles of Organization or Operating Agreement of the Company or ART or FWCE ; (ii) any applicable law, rule, regulation, judgment, decree, order, governmental permit or license, or
(iii) any mortgage, indenture, contract, agreement, lease or other material instrument to which the Company, ART or FWCE are a party or by which the Company, ART or FWCE, or any of their properties or assets may be bound, or create any right on the part of any party thereto to unilaterally modify, amend or terminate any such mortgage, indenture, contract, agreement, lease or other instrument. The execution, delivery and performance of this Loan and Option Agreement and the Note, and the Letter of Intent and the consummation of those agreements will not require the consent or approval of any person or entity which has not been obtained.

          (g) NO VIOLATIONS.  The Company, ART and FWCE are not in violation of
              -------------
any applicable law, permit, rule, regulation, judgment, decree or order or any court or governmental entity, covenant or restriction and there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company, ART or FWCE. The Company is duly licensed to do business in the State of Nevada.

          (h) NO DEFAULTS.  The Company, ART and FWCE are not, nor have they
              -----------
received notice that they are or that they would be with the passage of time, in default or violation of any term, condition or provision of: (i) their Articles of Organization, or Operating Agreements; (ii) any judgment, decree or order or
(iii) any mortgage, deed of trust, guarantee, indenture, shareholder agreement, contract, agreement, management agreement, operating agreement, lease, operating licenses or other instrument to which they are a party or by which they or any of their properties or assets are bound.

          i.  LITIGATION.  There is no lawsuit, action, proceeding, audit or
              ----------
investigation pending or to the Company's, ART's or FWCE's knowledge threatened against the Company, ART or FWCE or the Project, by any person or entity (including, without limitation, governmental entities or agencies) of any nature whatsoever. There is no action, suit or proceeding by the Company currently pending or which the Company intends to initiate.

          j.  TITLE TO PROPERTY AND ASSETS.  The Company, ART and FWCE own no
              ----------------------------
properties or assets other than certain proprietary plans and studies. No person or entity has any legal or equitable interest in the property of the Company, ART or FWCE for expenses or in or to any revenues, profits, cash flow or gains therefrom or in respect thereto or to the Project other than a loan from FWC to the Company for predevelopmental expense of $50,000.00. The Membership Interest in the Company to be issued to Lender upon exercise of the option described in paragraph 4 hereof shall upon payment of the Exercise Payment provided for hereunder be validly issued, fully paid and non-assessable and will be free of any liens and encumbrances and shall not be subject to any preemptive rights and shall represent 50% of the outstanding membership interests in the Company on a fully diluted basis

          k.  FINANCIAL INFORMATION.  Any financial statements, if any, provided
              ---------------------
to NRG and its agents relating to the Company will be complete and correct in all material respects will accurately present and describe the financial condition of the Company with respect to the time periods to which they relate. The Company, ART and FWCE have no liabilities, contingent or otherwise, whatsoever except as set forth in subsections j above. Any financial proformas provided by the Company are based upon its best information at the time and are subject to change with the development of new data. NRG is hereby advised to and does hereby agree to independently review all financial assumptions and to make decisions based solely upon its independent review.

          l.  TAX RETURNS.  The Company, ART and FWCE have timely filed all
              -----------
federal, state and local income, franchise, property and other tax returns and reports as required by law (none) and have paid all taxes and other assessments shown therein to be due. The Company, ART and FWCE have no existing obligation to pay any assessments (special or otherwise) to any government entity and no government entity has made a claim or threatened to impose any such assessments.

          m.  COMPETITION.  To the Company's knowledge there are currently no
              -----------
applications by any party other than Borrower pending, and to the Company's, ART's and FWCE's knowledge, contemplated for a geothermal heating district in the area which the Company intends to service in its first phase. Two other heating districts currently exist in Reno.

          n.  DISCLOSURE.  All documents provided by the Company and ART to the
              ----------
Lender or its agents constitute true accurate and complete copies of the originals of such documents. To the knowledge of the Company neither this Loan Agreement and Option nor the Note, nor any other agreement, document, certificate or written statement furnished to Lender to Lender or its agents by or on behalf of the Company, ART and FWCE in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          o.  USE OF PROCEEDS.  The $300,000.00 to be lent to the Company with
              ---------------
uses as follows: $50,000.00 to be paid to Far West Capital, Inc. immediately and $250,000.00 deposited into a jointly controlled checking account and the funds shall be used in accordance with Schedule F herein.

          p. The Company is not a party to any agreements, letters of intent, options or instruments other than this Agreement.

     3.  COVENANTS
          ---------
     The Company, ART and FWCE jointly and severally agree with Lender that:

          (a) Unless agreed to in advance in writing by Lender, until the exercise by the Lender of the Option described in paragraph 4 or the termination of such Option, (i) the Company shall issue no membership interests or options or rights with respect to membership interests in the Company or rights to distributions of any kind in the Company and (ii) ART and FWCE shall not sell, hypothecate, assign or transfer or grant any option with respect to their membership interest in the Company (or any rights related thereto) or rights to distributions of any kind in the Company and shall not enter into any agreement to do so.

          (b) Until the exercise by Lender of the Option described in paragraph 4 hereof or full payment of the Note whichever comes later, the Company shall not incur any indebtedness except in the ordinary course of business or incur indebtedness in one transaction or a related series of transactions in excess of $100,000.00, other than the bond financing contemplated by this agreement.

          (c) Until the exercise by Lender of the Option described in paragraph 4 hereof or full payment of the Note whichever comes later, the Company shall not make any distributions to any member and shall not pay any compensation of any kind to any member or any affiliate, officer, employee or owner of any member without prior written approval of the Lender.

          (d) The Company shall comply with all applicable laws, regulations and ordinances and shall pay all taxes when they come due.

          (e) Until the exercise by Lender of the Option described in paragraph 4 hereof or full payment of the Note whichever comes later, the Company shall not sell, assign, transfer, lease or hypothecate its assets except in the ordinary course of business or with the prior approval of Lender it being understood that a sale, transfer, lease, assignment or hypothecation of substantially all of the assets of the Company shall be considered outside the ordinary course of business.

          (f) The Company shall attempt in good faith to consummate the project including obtaining necessary permits and financing. The Company shall keep lender informed on the progress of the project on a regular, current basis.

          (g) The Company shall only use the proceeds from the Loan for the purposes described in paragraph 2(o).

     4.  OPTION.  In consideration of and as an inducement to the Loan by NRG,
         ------
the Company hereby grants NRG or its designee a fully vested irrevocable option to purchase a 50% membership interest in the Company and all rights relating thereto on a fully diluted basis under the terms and conditions below.

          (a) EXERCISE PAYMENT.  The Exercise Payment of the Option during the
              ----------------
Initial Term (defined below) shall be $1,000,000.00, The Exercise Payment during the Extension Term (defined below) shall be $1,200,000.00. The parties fully acknowledge, understand and agree that the Exercise Payment constitutes the fair market value of the 50% interest in the Company.

          (b) TERM OF OPTION.  The term of the Option shall commence on the day
              --------------
hereof and shall terminate on November 1, 1996 (the "Initial Term"). Provided that NRG pays the Company a non-refundable extension fee of $100,000.00 at any time prior to the expiration of the Initial Term, the term of the Option shall be extended to February 1, 1997 (the "Extension Term").

          (c) EXERCISE OF THE OPTION.  The Option may be exercised by giving
              ----------------------
timely written notice, as set forth in Section 8(b) hereof, to the Company, addressed to its office, listed above, Attention: Ron Burch and shall pay the Exercise Payment to the Company. The Lender shall notify the Company at least two business days in advance of its intent to exercise the option although it shall be under no obligation to do so. Upon receipt of the notice referred to in the previous sentence the Company, ART and FWCE shall provide Lender with a certificate executed by duly authorized officers of such companies that as of the date of the certificate the warranties and representations contained in paragraph 2 hereof are true and accurate in all material respect and that the Company, ART and FWCE have complied with all covenants contained in paragraph 3 hereof in all respects and (ii) execute the Amended Operating Agreements described in Section 4(e) and; provided further, notwithstanding any other provision in this document, that if the Exercise Payment is not paid to ART/FWCE by November 1, 1996 for $1,000,000 or by February 1, 1997 for $1,200,000 the
option will be withdrawn and shall automatically terminate.

          (d) USE OF THE EXERCISE PAYMENT.  The Company shall deposit the
              ---------------------------
Exercise Payment in a segregated reserve account maintained by the Company and shall not use such funds for general corporate purposes. The Company shall be authorized to immediately pay the Exercise Payment to ART/FWCE as a fee or a distribution.

          (e) OPERATING AGREEMENT.  Upon exercise of the Option, the Company
              -------------------
shall execute a First Amended Operating Agreement ("FAOA") for the Company containing the terms normally found in such agreements and will incorporate the provisions of Schedule 1 herein.

     5.  RIGHTS OF FIRST REFUSAL.  At any time after the expiration of the
         -----------------------
Option described in paragraph 4 and before the Loan is repaid in full, if (i) ART or FWCE wish to sell all or part of their interest in the Company, (ii) ART or FWCE wish to cause the Company to issue new equity interests in the Company,
(iii) the owners of ART or FWCE wish to sell equity interests in ART or FWCE or
(iv) the Company wishes to sell substantially all of its assets, (any of the foregoing constituting a "Transaction"), it shall first offer to enter into such Transaction in writing to NRG for cash (the "Offer") with a closing in no more than 60 days of such offer. The Offer shall contain all material terms to the Transaction, including without limitation, the purchase price. NRG shall have 10 business days from receipt of the Offer to accept or reject the Offer in writing. Failure to respond in writing during such period shall be deemed a rejection. If NRG rejects the Offer, ART and/or FWCE shall have the right to consummate the Transaction in materially the form described in the Offer for a period of 60 days. In the event the Company wishes to change the terms of the Transaction from that offered to NRG, or does not consummate the Transaction within the 60 day period set forth in the previous sentence then ART and/or FWCE must re-offer the Transaction to NRG based on the changed terms and the same procedures described above shall apply to the re-offer.

     6.  BANKING FEE.  NRG shall have the right to arrange non-recourse Project
         -----------
Financing for the Project on terms acceptable to the Company for a period not to extend beyond July 1, 1998. NRG shall receive a banking fee equal to 1% of the amount raised plus reasonable and preapproved out of pocket expenses incurred by it in connection with such efforts. The banking fee shall be paid at the closing of the Project Financing. This fee will only be due and payable if a majority in interest of the members of the Company approve the financing transaction. In addition to the aforesaid banking fee, the parties shall use their best efforts to structure the terms of any debt financing for the Project to provide for transaction/development fees to be paid to the members of the Company in the maximum amount which can be supported by the financing and which shall be split 50/50 between ART and FWCE on the one hand and NRG on the other hand.

     7.  STEAMBOAT CONTRACT.  In consideration of the Loan, the Company agrees
         ------------------
that it will enter into a market-based 10 Year contract to purchase from Steamboat I and IA ("SB I & IA") all of the geothermal heat requirements which SB I & IA can reasonably produce without a detriment to either current or future electrical production provided that a contract can be negotiated under market-based economically viable terms which are acceptable to the Company between the SB I & IA project owner, the land owner (Sierra Pacific Power Company), and any other material parties who could limit or control the use of the SB I & IA effluent hot water.

     8.  GENERAL
         -------

          (a) This Loan and Option Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Letter of Intent; (ii) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (iii) may be modified only by an instrument signed by the duly authorized representatives of the parties.

          (b) All notices, demands, consents, approvals and other communications (collectively, "Notices") hereunder shall be in writing and shall be sent by
                -------
reputable overnight courier service, delivery next business day, addressed to the party to be notified as set forth below:

          If to NRG:
          ---------

          c/o Richard Nelson
          12012 Longwood Green Drive
          Wellington, Florida  33414

          With a mandatory copy to:
          -------------------------

          Robinson Brog Leinwand Greene
          Genovese & Gluck P.C.
          1345 Avenue of the Americas
          New York, New York  10105
          (1)   586-4050

          If to the Company and/or ART and/or FWCE
          ----------------------------------------

          Reno Energy LLC
          c/o Ron Burch
          1010 Power Plant Drive
          Reno, Nevada  89511
          (702) 852-2079

Notices shall be deemed given when delivered one business day after being sent, with failure to accept delivery constituting delivery for this purpose. Any party hereto may change the addresses for Notices set forth above by giving at least ten (10) days' prior Notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

          (c) This Loan and Option Agreement shall be governed in all respects, including validity, interpretation and effect by, and shall be enforceable in accordance with the laws of the State of New York without reference to any conflict of law rules. If any provision of this Loan Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provision shall be affect any of the remaining provisions. Any action to enforce must be brought in a state of federal court located within the state of Nevada.
          (d) The company may not assign its rights or delegate its obligations under this Agreement with the prior written consent of Lender. This Loan and Option Agreement shall be binding and enure to the benefit of the heirs, successors and assigns of the parties. In the event NRG assigns any rights under the Note, in whole or in part, or in subdivided parts, NRG shall also have the right to similarly assign its rights hereunder to such assignors with the consent of the Company or Guarantors which shall not be unreasonably withheld.

          (e) All warranties, representations and covenants contained herein shall survive the consummation of the Loan and the exercise of any Option.

                                    NRG Company, L.L.C.

                                    By: /s/ Richard H. Nelson
                                        -----------------------------
                                        Name:  Richard H. Nelson
                                        Title: President


ACCEPTED AND AGREED:
Reno Energy Company, LLC

By:  /s/ Ron E. Burch
     -----------------------------
     Name:  Ron E. Burch
     Title: President


ART, LLC

By:  /s/ Ron E. Burch
     -----------------------------
Its: Member
     -----------------------------


FWC ENERGY, LLC

By:  /s/ Ron E. Burch
     -----------------------------
Its: Member
     -----------------------------

SCHEDULE 1
----------

1. ART and FWCE and NRG shall have equal voting power either as co-managing members or with the right to designate an equal number of managers. Unanimous consent shall be required for all Company actions.

2. ART and FWCE shall have, for the first five operating years of the project, a 20% preference on net cash flow distributions provided the Project meets the pro-forma projections of $321,977; $730,644; $1,344,250; $2,564,183 and
$4,895,866 supplied by the Company during the first five years of operation. If the Project does not meet projected income in any of first five years, the preference for such year will be adjusted downwards proportionately as a percentage of the income not met (see pp. 4-5 of the Letter of Intent for examples). The foregoing preference shall terminate after the fifth operating year.

3. During the first five operating years of the Project, ART and FWCE shall have a 20% preference on any distributions from capital transactions (sale or refinance) or any sale of 100% of the interests of the Company less any preferential cash flow distributions described in paragraph 2 received by ART and FWCE during such period. After the fifth operating year, all distributions of proceeds from capital transactions shall be on a 50/50 basis.

4.   Any capital contributions shall be made on a 50/50 basis.

5. NRG shall have the right to grant U.S. Envirosystems, Inc. ("USE") a five year option to acquire NRG's interest in the Company in exchange for USE shares at fair market value. No 20% preference would apply to such a transaction unless ART and FWCE participated in the transaction so that 100% of the interests were sold.

                              NRG COMPANY, L.L.C.
                           12012 LONGWOOD GREEN DRIVE
                           WELLINGTON, FLORIDA 33414



                                AUGUST 29, 1996



RENO ENERGY, L.L.C.
1010 POWER PLANT DRIVE
RENO, NEVADA 89511

ATTN: RON BURCH


DEAR RON:

     REFERENCE IS MADE TO THE LOAN AND OPTION AGREEMENT DATED AS OF AUGUST 1996 BY AND AMONG NRG COMPANY LLC ("NRG"), RENO ENERGY LLC ("RENO"), ART LLC ("ART"), AND FWC ENERGY LLC ("FWC") ("THE LOAN AND OPTION AGREEMENT") AND THE NOTE DATED AUGUST 9, 1996 FROM RENO TO NRG ("THE NOTE")(TOGETHER, THE "LOAN DOCUMENTS").

     THE LOAN DOCUMENTS ARE MODIFIED AS FOLLOWS:

     1.  THE DATE OF THE NOTE IS SEPTEMBER 1, 1996.

     2. NRG SHALL INITIALLY LOAN RENO $50,000 WHICH MAY BE PAID TO FAR WEST CAPITAL, INC.

     THE REMAINDER OF THE LOAN SHALL BE TENDERED WHEN U.S. ENERGY SYSTEMS, INC. COMPLETES ITS SECONDARY OFFERING.

     3.  THE LOAN AND OPTION AGREEMENT SHALL ONLY BECOME EFFECTIVE WHEN THE
FULL $300,000 LOAN AMOUNT IS FUNDED. THE INITIAL TERM SHALL TERMINATE ON DECEMBER 1, 1996 AND THE EXTENSION TERM SHALL TERMINATE ON MARCH 1, 1997 AND ALL DATES CONTAINED IN SECTION 4 OF THE LOAN AND OPTION AGREEMENT SHALL BE ADJUSTED ACCORDINGLY.

     4.  NRG SHALL HAVE THE RIGHT TO ASSIGN THE OPTION IN ITS SOLE DISCRETION.

IN ALL OTHER RESPECTS THE LOAN DOCUMENTS REMAIN IN FULL FORCE AND EFFECT.

                                     SINCERELY,
                                     NRG COMPANY LLC


                                     BY:     /s/ Richard H. Nelson
                                          ---------------------------
                                             PRESIDENT


AGREED:

RENO ENERGY LLC


BY:  /s/ Ron E. Burch
   --------------------------


ART LLC


BY:  /s/ Ron E. Burch
   --------------------------


FWC ENERGY LLC


BY:  /s/ Ron E. Burch
   --------------------------